                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                 the Securities Exchange Act of 1934

    Filed by the Registrant / /
    Filed by a Party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                            UNUM Corporation
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)
                         Merrill Corporation
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                                           UNUM CORPORATION
    [LOGO]                                                 2211 Congress Street
                                                           Portland, Maine 04122

                                                                  March 28, 1995

To Our Stockholders:

    You are invited to attend the 1995 Annual Meeting of Stockholders of UNUM Corporation. The meeting will be held on May 12, 1995, at 10:30 a.m. at the Portland Marriott, 200 Sable Oaks Drive, South Portland, Maine.

    The items to be considered at this meeting are detailed in this proxy statement. Also enclosed is a copy of UNUM Corporation's 1994 Annual Report, including consolidated financial statements.

    WHETHER OR NOT YOU PLAN ON ATTENDING THE ANNUAL MEETING, WE ASK THAT YOU COMPLETE THE ENCLOSED PROXY CARD AND RETURN IT IN THE
ENVELOPE PROVIDED. PLEASE TAKE NOTE THAT IF YOU ARE PLANNING TO ATTEND THE ANNUAL MEETING, THERE IS A BOX TO CHECK ON THE PROXY CARD IN ORDER TO REQUEST AN ADMISSION TICKET.

    Thank you for your interest in and commitment to UNUM Corporation. We look forward to seeing you at the meeting.

                                          Sincerely,

                                           /S/ JAMES F. ORR III
                                             JAMES F. ORR III
                                          Chairman and
                                          Chief Executive Officer

                                UNUM CORPORATION
                              2211 CONGRESS STREET
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    Notice is hereby given that the Annual Meeting of Stockholders of UNUM Corporation, a Delaware corporation, will be held at the Portland Marriott, 200 Sable Oaks Drive, South Portland, Maine, on May 12, 1995, at 10:30 a.m., local time, for the following purposes:

            1.  To elect four directors  to serve for three-year terms  expiring in 1998;

            2.   To ratify the appointment of Coopers & Lybrand L.L.P. ("Coopers
               & Lybrand") as the Corporation's independent auditors for the year 1995; and

            3.  To transact any other business that may properly come before the
               Annual Meeting.

    The close of business on March 14, 1995, has been fixed as the record date for determination of the stockholders entitled to notice of and to vote at the Annual Meeting.

                                          By order of the Board of Directors,

                                                 /S/ KEVIN J. TIERNEY
                                          KEVIN J. TIERNEY
                                          SECRETARY

    YOUR VOTE IS IMPORTANT TO ENSURE THAT A MAJORITY OF THE STOCK IS REPRESENTED. PLEASE DATE, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING.

March 28, 1995
Portland, Maine

                                UNUM CORPORATION
                                PROXY STATEMENT
         FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 12, 1995
                              GENERAL INFORMATION

    This proxy statement concerns the Annual Meeting of Stockholders of UNUM Corporation, a Delaware corporation (the "Corporation" or "UNUM") to be held on May 12, 1995 (the "Annual Meeting"). The Board of Directors is soliciting your proxy for use at the meeting and at any adjournment of the meeting by asking you to date, sign and return the enclosed proxy card.

    For proxy cards properly dated, signed and returned, the shares will be voted at the meeting in accordance with each stockholder's directions. Please vote by marking the appropriate boxes on the enclosed proxy card. If the card is signed and returned without directions, the shares will be voted "FOR" the election of all directors as nominated, and "FOR" the ratification of Coopers & Lybrand L.L.P. ("Coopers & Lybrand") as the Corporation's independent auditors. If other matters properly come before the meeting, the shares will be voted in accordance with the best judgment of the persons named as proxies on the proxy card. Any shares not voted "FOR" a particular director as a result of a direction to withhold or a broker nonvote will not be counted in such director's favor. All matters to be acted on at the Annual Meeting other than the election of directors require the affirmative vote of a majority of the shares present at the meeting to constitute the action of the stockholders. In accordance with Delaware law, abstentions will, while broker nonvotes will not, be treated as present for this purpose. A broker nonvote is a proxy submitted by a broker in which the broker fails to vote on behalf of a client on a particular matter for lack of instruction when such instruction is required by the New York Stock Exchange. A proxy may be revoked by a stockholder at any time before its use by giving written notice of revocation to the Corporate Secretary of the Corporation, 2211 Congress Street, Portland, Maine 04122, by submitting a subsequent proxy, or by voting in person at the Annual Meeting. This proxy statement and the enclosed proxy card are being sent to stockholders beginning on March 28, 1995.

    The Corporation had 72,533,838 outstanding shares of Common Stock, par value $0.10 per share (the "Common Stock"), as of March 14, 1995.

                         ITEM 1. ELECTION OF DIRECTORS

    The Board of Directors is divided into three classes. Generally, at each annual meeting, one class of directors, or approximately one-third of the total number of directors, is elected, and the term of that class is three years. As of the close of the Corporation's last Annual Meeting on May 13, 1994, there were four Class III directors, four Class I directors and four Class II directors, serving terms expiring in 1995, 1996 and 1997, respectively. On February 10, 1995, the Board of Directors voted to increase the number of directorships from 12 to 13 by creating a new directorship within Class III and elected George J. Mitchell to fill the vacancy, to serve until the Annual Meeting. The term of the Class III directors expires with this Annual Meeting. One Class III director, Kenneth S. Axelson, will be retiring with this Annual Meeting. In light of Mr. Axelson's retirement, the Board of Directors has voted to reduce the number of directorships to 12, with the reduction occurring with Class III, effective the day of the Annual Meeting.

    The Board of Directors proposes the election of George J. Mitchell, Lawrence
R. Pugh, Lois Dickson Rice and John W. Rowe as Class III directors, to hold office for a term of three years, expiring at the close of the Annual Meeting of Stockholders to be held in 1998 and until their successors are elected and qualify. Each nominee is currently serving as a member of the Board of Directors of the Corporation.

    If any nominee should become unable to serve, the persons named as proxies on the proxy card will vote for the person or persons the Board of Directors recommends, if any. The Board of Directors has no reason to believe that any of the named nominees is not available or would be unable to serve if elected.

    Set forth below is information about each nominee and continuing director, including age, position(s) held with the Corporation, principal occupation, business history for at least five years, and other directorships held. The terms of office for each of the remaining eight directors continue until the close of the Annual Meeting of Stockholders in the year shown along with each director's name.

                                                           DIRECTOR                                      TERM
NAME                                            AGE          SINCE            POSITION(S) HELD          EXPIRES
- ------------------------------------------     -----     -------------  ----------------------------  -----------
James F. Orr III..........................          52          1986    Chairman and Chief Executive        1996
                                                                          Officer
Gayle O. Averyt...........................          61          1993    Director                            1997
Robert E. Dillon, Jr......................          63          1990    Director                            1996
Gwain H. Gillespie........................          63          1991    Director                            1997
Ronald E. Goldsberry......................          52          1993    Director                            1996
Donald W. Harward.........................          55          1990    Director                            1996
George J. Mitchell........................          61          1995    Director                            1995
Cynthia A. Montgomery.....................          42          1990    Director                            1997
James L. Moody, Jr........................          63          1988    Director                            1997
Lawrence R. Pugh..........................          62          1988    Director                            1995
Lois Dickson Rice.........................          62          1993    Director                            1995
John W. Rowe..............................          49          1988    Director                            1995

NOMINEES FOR ELECTION FOR TERM EXPIRING IN 1998:

                 GEORGE J. MITCHELL
                 Special Counsel
                 Verner, Liipfert, Bernhard, McPherson & Hand
    (Picture)    Washington, D.C.

    George J. Mitchell joined the firm of Verner, Liipfert, Bernhard, McPherson &  Hand as  special counsel in January 1995. In addition, he serves as a special advisor to the
President of the United States relative  to economic initiatives in Ireland and  serves as  an advisor to James I. Wolfensohn, Inc., an investment banking firm. Previously, he served as a  United States senator  from Maine from  1980 to 1994  and additionally  as
Senate Majority Leader from 1989 to 1994. Senator Mitchell also serves as a director of
The Walt Disney Company and Federal Express Corporation.

                 LAWRENCE R. PUGH
                 Chairman and Chief Executive Officer
                 VF Corporation
    (Picture)    Reading, Pennsylvania

    Lawrence  R. Pugh  is Chairman  and Chief Executive  Officer of  VF Corporation, an
apparel company in  Pennsylvania, a post  he has held  since 1983. Mr.  Pugh joined  VF
Corporation  in 1980.  He is  also a  director of  The Black  & Decker  Corporation and
Meridian Bancorp, Inc.

                 LOIS DICKSON RICE
                 Guest Scholar
                 The Brookings Institution
    (Picture)    Washington, D.C.

    Lois Dickson Rice is a guest scholar  at The Brookings Institution, a post she  has held since October 1991. From 1981 to 1991, Ms. Rice served as Senior Vice President of
Government  Affairs and a director of Control Data  Corp. She also serves as a director
of  McGraw-Hill,   Inc.,  International   Multifoods  Corporation,   Shawmut   National
Corporation,   Hartford   Steam   Boiler   Inspection   &   Insurance   Co.   and  Bell
Atlantic--Washington.

                 JOHN W. ROWE
                 President and Chief Executive Officer
                 New England Electric System
    (Picture)    Westborough, Massachusetts

    John W. Rowe is President,  Chief Executive Officer and  a director of New  England
Electric System ("NEES"), a post he has held since joining NEES in February 1989, and a director  of certain subsidiaries of NEES including Massachusetts Electric Company, The
Narragansett Electric  Company  and New  England  Power Company.  Mr.  Rowe is  also  a director of Bank of Boston Corporation and First National Bank of Boston.

CONTINUING DIRECTORS:
                 GAYLE O. AVERYT
                 Retired Executive
    (Picture)    Columbia, South Carolina

    Gayle  O. Averyt served as Chairman of Colonial Companies, Inc. from August 1989 to
December 1993,  and  additionally, served  as  Chairman  of Colonial  Life  &  Accident
Insurance  Company from 1970 to December 1993. Mr.  Averyt also serves as a director of
NationsBank, National Association (Carolinas), a wholly-owned subsidiary of NationsBank
Corporation.

                 ROBERT E. DILLON, JR.
                 Executive Vice President
                 Sony Electronics Inc.
    (Picture)    Park Ridge, New Jersey

    Robert E.  Dillon,  Jr.  is  Executive Vice  President  of  Sony  Electronics  Inc.
("Sony"),  a New  Jersey-based electronics  firm, a  post he  has held  since 1981. Mr.
Dillon joined Sony in 1973.

                 GWAIN H. GILLESPIE
                 Retired Executive
    (Picture)    Sunapee, New Hampshire

    Gwain H. Gillespie  served as Vice  Chairman of  the Corporation from  May 1991  to
October  1992. He served  as Executive Vice President,  Finance and Administration upon joining UNUM in September 1988 until May 1991.

                 RONALD E. GOLDSBERRY
                 Vice President and General Manager
                 Customer Service Division
                 Ford Motor Company
    (Picture)    Detroit, Michigan

    Ronald E. Goldsberry is Vice President and General Manager of the Customer  Service
Division  at Ford Motor Company ("Ford Motor"), a post he has held since February 1994.
Previously, Dr. Goldsberry served as General Sales and Marketing Manager for the  Parts and  Service  Division at  Ford Motor  from  October 1991  to February  1994, Executive
Director for Sales and Service  Strategies of Sales Operations  at Ford Motor from  May
1990  to October 1991, and General Manager  for the Plastics, Paint and Vinyl Division,
and President of Parker Chemical Company, a subsidiary of Ford Motor, from January 1987 to May 1990. He is also Chairman of UNC Ventures, Inc., a venture capital firm.

                 DONALD W. HARWARD
                 President
                 Bates College
    (Picture)    Lewiston, Maine

    Donald W. Harward is President of Bates College in Maine, a post he has held  since
October 1989.

                 CYNTHIA A. MONTGOMERY
                 Professor of Competition and Strategy
                 Harvard University Graduate School of
                 Business Administration
    (Picture)    Boston, Massachusetts

    Cynthia  A.  Montgomery  is a  professor  of  Competition and  Strategy  at Harvard
University Graduate School of Business Administration, a post she has held since  1989.
She also serves as a director of certain Merrill Lynch funds.

                 JAMES L. MOODY, JR.
                 Chairman
                 Hannaford Bros. Co.
    (Picture)    Scarborough, Maine

    James L. Moody, Jr. is the Chairman and former Chief Executive Officer of Hannaford
Bros.  Co., a Maine-based food retailing company.  Mr. Moody joined Hannaford Bros. Co.
in 1959. He is also a director of the Penobscot Shoe Company, IDEXX Laboratories, Inc.,
Sobeys Inc., Hills Stores  Company and several  funds of the  Colonial Group of  Mutual
Funds.

                 JAMES F. ORR III
                 Chairman and Chief Executive Officer
                 UNUM Corporation
    (Picture)    Portland, Maine

    James  F.  Orr  III was  elected  Chairman  of the  Corporation  in  February 1988.
Additionally, he has served  as President and Chief  Executive Officer since  September
1987.  Mr. Orr joined  the Corporation in  1986. Mr. Orr  also serves as  a director of
Nashua Corporation.

                             SECURITY OWNERSHIP (1)

    The following table sets forth information regarding the beneficial ownership of the Common Stock of the Corporation, as of March 10, 1995, by each director, nominee and named executive officer, and by all directors, nominees and executive officers of the Corporation as a group. The total share holdings reported for all directors, nominees and executive officers as a group total 2.0 percent of the outstanding shares on March 10, 1995, as calculated pursuant to the Commission's rules. All other amounts reported total less than 1 percent of the outstanding shares on such date.

                                                                             NUMBER OF SHARES
                                                                               BENEFICIALLY
                                                                                   OWNED
                                                                                SUBJECT TO
                                                                                  OPTIONS
                                                                  SHARES        EXERCISABLE       TOTAL SHARES
DIRECTORS, NOMINEES AND                                        BENEFICIALLY    AS OF MAY 31,      BENEFICIALLY
NAMED EXECUTIVE OFFICERS                                          OWNED            1995               OWNED
- -------------------------------------------------------------  ------------  -----------------  -----------------
James F. Orr III.............................................    135,062(2)        199,600            334,662(2)
Gayle O. Averyt..............................................    539,036(3)              0            539,036(3)
Kenneth S. Axelson...........................................     20,058             6,000             26,058
Robert E. Dillon, Jr.........................................      2,408             6,000              8,408
Gwain H. Gillespie...........................................     27,327(4)         88,000            115,327(4)
Ronald E. Goldsberry.........................................        900             3,000              3,900
Donald W. Harward............................................      1,069(5)          4,700              5,769(5)
George J. Mitchell...........................................        200                 0                200
Cynthia A. Montgomery........................................      1,000(6)          5,000              6,000(6)
James L. Moody, Jr...........................................      4,000             6,000             10,000
Lawrence R. Pugh.............................................      2,000             6,000              8,000
Lois Dickson Rice............................................        300             3,000              3,300
John W. Rowe.................................................      1,000             3,000              4,000
W. Francis Brennan...........................................     21,863            33,500             55,363
Stephen B. Center............................................     50,608            38,350             88,958
Kevin P. O'Connell*..........................................     15,533            20,600             36,133
Robert E. Staton*............................................     11,702            26,900             38,602
All directors, nominees and executive officers as a group (22
  persons including the above named)*........................    910,979(7)        543,800          1,454,779(7)

- ------------
(1) The number of shares reflected which, under applicable regulations of the Securities and Exchange Commission (the "Commission"), are deemed to be beneficially owned. Unless otherwise indicated, the person indicated holds sole voting and dispositive power.
(2)  Includes 10,276 shares held by Mr. Orr's spouse and children.
(3) Includes 403,450 shares held in trust for the benefit of family members under several trusts pursuant to which Mr. Averyt, as trustee, has sole or shared voting or dispositive power. Mr. Averyt disclaims beneficial ownership of 312,785 of these shares held in trust.
(4)  Includes 22,237 shares held jointly with or by Mr. Gillespie's spouse.

(5)  Includes 1,069 shares held jointly with Dr. Harward's spouse.
(6)  Includes 1,000 shares held jointly with Ms. Montgomery's spouse.
(7) Includes 393,455 shares held in the name of a spouse, children or certain other relatives sharing the same home as the director or executive officer, or held by the director or executive officer, or the spouse of the director or executive officer, as a trustee or as a custodian for family members.

* Denotes or includes officers of a subsidiary who are not officers of the Corporation but are considered "executive officers" of the Corporation under rules of the Commission.

    Indicated below are the number of shares beneficially owned as of December 31, 1994, by holders of more than five percent of the Common Stock as reported to the Commission by such holders on Form 13G, and the percentage of the total shares of the Common Stock outstanding which such holdings represented on such date. Janus Capital Corporation, 100 Fillmore Street, Suite 300, Denver, Colorado 80206, reported beneficial ownership of 4,262,050 shares (5.9 percent), including shared dispositive and voting power over all such shares.

                       BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors held 11 meetings during 1994. Average attendance at Corporation board and committee meetings in 1994 was 97 percent. Each director attended more than 75 percent of the board and committee meetings of which he or she was a member. The Board of Directors has four standing committees, responsible for assisting the full Corporation board in the discharge of its responsibilities. Each committee member is appointed annually and serves until a successor is named. All committees report their deliberations and recommendations to the full Corporation board. The membership and principal responsibilities of each committee are described below.

    The Audit Committee, which held six meetings in 1994, consists of four directors: Mr. Rowe, who is Chairperson, Mr. Axelson, Mr. Moody and Ms. Rice. This committee is responsible for reviewing the activities of the Corporation's independent auditors and the internal audit department, with particular attention to corporate accounting, reporting practices of the Corporation, the quality and integrity of its financial statements and the independence of the outside auditors. Each year it is responsible for recommending to the full Corporation board the appointment of independent auditors.

    The Compensation Committee, which held six meetings in 1994, consists of three directors: Mr. Pugh, who is Chairperson, Mr. Dillon and Dr. Harward. This committee is responsible for monitoring compensation practices to ensure that compensation is being designed and administered in a manner that is consistent with the Corporation's compensation principles, objectives and strategy.

    The Board Governance Committee, which held three meetings in 1994, consists of three directors: Mr. Moody, who is Chairperson, Mr. Axelson and Mr. Orr. This committee is responsible for recommending Corporation board membership candidates and compensation for Corporation board and committee membership to the full Corporation board. The committee is also responsible for determining committee composition and conducting periodic evaluations of the Corporation board's performance and of the contribution of individual Corporation board members.

    The Investment Committee, which held three meetings in 1994, consists of four directors: Ms. Montgomery, who is Chairperson, Mr. Averyt, Mr. Gillespie and Dr. Goldsberry. This committee is responsible for reviewing investment policy and related investment strategy, and for monitoring the performance of the investment results of the Corporation and its subsidiaries. In particular, the committee is responsible for reviewing risk management practices, non-performing assets and related reserving policy.

    The By-Laws of the Corporation establish an advance notice procedure with regard to the nomination, other than by or at the direction of the Corporation board, of candidates for election as directors. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than 60 nor more than 90 days prior to the meeting at which directors are to be elected, unless less than 75 days' notice of the date of the meeting is given or made to stockholders, in which case notice by the stockholder must be received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed. A stockholder's notice to the Secretary shall set forth (a) as to each nominee for director (i) the name, age, business address and residence address of the person; (ii) the principal occupation or employment of the person; (iii) the class and number of shares of the Corporation that are beneficially owned by the person; and (iv) any other information relating to the person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Rule 14(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and any other applicable laws or rules or regulations of any governmental authority or of any national securities exchange or similar body overseeing any trading market on which shares of the Corporation are traded, and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class and number of shares of the Corporation which are beneficially owned by the stockholder.

                           COMPENSATION OF DIRECTORS

    Non-officer directors are paid an annual retainer of $27,500 by the Corporation. Directors who chair a committee of the UNUM board are paid an additional annual retainer of $4,000. Directors are also paid an attendance fee of $1,000 for each board meeting attended, and an additional $1,000 for each committee meeting attended. Directors may defer their compensation pursuant to a nonqualified Deferred Compensation Plan. Directors are also reimbursed for out-of-pocket expenses relating to attendance at meetings. In addition, pursuant to the Corporation's 1990 Long-Term Stock Incentive Plan, each continuing non-employee director receives an annual automatic grant of an option to purchase 1,000 shares of Common Stock, and each newly elected non-employee director receives an automatic grant of an option to purchase 2,000 shares of Common Stock.

    Upon termination of service as a director, each non-officer director who has served for at least one full three-year term will receive an annual consulting fee equal to the director's final year retainer for as many years as the director has served, or until his or her earlier death or association with a competitor of the Corporation.

    Mr. Averyt served as an employee of Colonial Life & Accident Insurance Company during 1994, for which he was paid a salary of $15,000 and fringe benefits of $22,169. He will continue as a salaried employee during 1995.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ELECTION OF THE ABOVE NOMINEES.

          ITEM 2. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    The Board of Directors, on the recommendation of its Audit Committee, has appointed Coopers & Lybrand as independent auditors for the year 1995. Although not required, the board has determined that it is desirable to request ratification of this appointment by the stockholders of the Corporation. If ratification is not obtained, the board will reconsider the appointment.

    The Corporation has been advised that representatives of Coopers & Lybrand will be present at the Annual Meeting. They will be afforded the opportunity to make a statement, should they desire to do so, and to respond to appropriate questions.

    Coopers & Lybrand served as the Corporation's independent auditors for 1993 and 1994, following the Corporation's decision on August 2, 1993, not to reappoint Ernst & Young L.L.P. ("Ernst & Young"). In connection with the audit of the fiscal year ended December 31, 1992, and for the interim period dating from January 1, 1993 until August 2, 1993, there were no disagreements between Ernst & Young and the Corporation on any matter of accounting principles or practices, financial statements disclosure, or auditing scope or procedure, that, if not resolved to the satisfaction of Ernst & Young, would have resulted in reference or disclosure in Ernst & Young's reports.

    Ernst & Young's report for the fiscal year ended December 31, 1992 contained no adverse opinions, no disclaimers of opinion and no qualifications or modifications of opinion as to uncertainty, audit scope, or accounting principles.

    The change of independent auditors for 1993 was recommended by the Corporation's Audit Committee and approved by the board.

    THE  BOARD  OF  DIRECTORS  UNANIMOUSLY RECOMMENDS  THAT  YOU  VOTE  FOR THIS
PROPOSAL.

                             ITEM 3. OTHER MATTERS

    The Board of Directors knows of no other matters to be brought before the meeting. If other matters are presented, it is intended that the persons named as proxies on the proxy card will have discretionary authority to vote on such matters in accordance with their best judgment.

                     BOARD COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

    The three-member Compensation Committee of the Board of Directors (the "Committee") generally makes decisions on compensation for the Corporation's executives. Each member of the Committee is a non-employee director. The full board reviews the Committee's decisions relating to the compensation of the Corporation's Chief Executive Officer, except in the case of decisions about awards under stock-based compensation plans, which the Committee must solely make in order for grants or awards under such plans to satisfy Exchange Act Rule 16b-3.

    The Corporation has designed its compensation philosophy, "Pay for Results," in order to reward all UNUM employees, including executive officers, for making progress towards and attaining the Corporation's goals. In the case of executive officers, this philosophy aims to provide compensation which heavily depends on performance and properly balances long- and short-term objectives. During 1995, the Committee will conduct a reassessment of the Corporation's executive compensation programs in light of the evolution of the Corporation's businesses and competitive environment, as well as changes in the market for executive talent.

    Effective in 1994, Congress enacted a limitation on the deductibility for federal income tax purposes of compensation in excess of one million dollars payable to the chief executive officer and the next four most highly compensated officers of the Corporation. Although the Committee will attempt to maximize the deductibility of executive compensation paid by the Corporation under this legislation, the Committee intends to make compensation determinations which it believes to be in the best interests of the shareholders, whether or not such compensation is fully deductible.

    There are three components of executive compensation: base salary, contingent yearly cash payments under annual incentive plans, and long-term incentives (awards of stock options and shares of performance-based restricted stock). In the first quarter of each year, the Committee: 1) sets an annual base salary for each executive; 2) sets threshold, target and maximum payment amounts under the annual incentive plans for the current year; 3) approves, if appropriate, annual incentive plan payments for the prior year and performance-based restricted stock payouts for the three-year cycle ending in the prior year; and 4) approves awards of stock options and performance-based restricted stock. By making all of these determinations at the same time of the year, the Committee is able to consider, in light of the audited financial results from the prior year which become available at that time, all elements of compensation as a whole and to communicate a consistent message to all employees.

    While the performance graph which appears immediately after this report compares the Corporation's financial performance to that of the companies included in the Dow Jones Life Insurance Industry Index, the Committee looks more broadly when making compensation determinations, since the Corporation's market for executive managers is not limited to the life insurance industry. The Corporation sets salaries which are within ranges, the mid-points of which are at or below the median salaries of a representative group of 76 companies, consisting of major insurance, financial services and industrial firms. The 1994 salary shown for the Chief Executive Officer in the Summary Compensation Table reflects a 3.3 percent rate increase over 1993. The Committee made this determination based on the Corporation having exceeded its earnings per share target for 1993, and the performance by the Chief Executive Officer under the personal leadership measures of his individual 1993 performance plan.

    Annual incentive plans and long-term compensation are designed so that over time, the total compensation paid to executive officers will be above median compensation for companies in the

Corporation's chosen representative group in the event that the Corporation attains its internal financial targets, and considerably above the median in the event that the Corporation attains the maximum financial measures under its compensation plans. Conversely, total compensation for the Corporation's executive officers will be lower than that of companies in the representative group in the event that the Corporation does not meet its goals. The annual incentive component of compensation consists of a percentage of base salary which is a function of the officer's level within the organization. The remaining targeted compensation is paid in awards of stock options and performance-based restricted stock, the value of which is estimated using a Black-Scholes model. It is intended that the targeted value of stock-based compensation be paid 40 percent in restricted stock and 60 percent in stock options.

    Annual incentive plan awards for the Chief Executive Officer and Executive Vice Presidents are based entirely on overall corporate performance, giving the greatest weight to attainment of annual earnings per share targets, but also considering progress against the Corporation's long-term strategic goals. For other executive officers, both the financial and strategic component of the determination include specific goals of the executive's affiliate or business unit.

    During 1993, the Corporation adopted stock ownership guidelines which provide that over time the Chief Executive Officer, each Executive Vice President, and each Senior Vice President-level officer should aim to accumulate UNUM stock valued at five-, three-, and two-times salary, respectively. The Committee does not take into consideration the level of an executive's stock ownership or accumulated stock options in making determinations concerning the size of stock-based awards.

    The Corporation grants non-qualified stock options at fair market value. These options are market focused, and both company performance and external factors including the economy, interest rates, and industry cycles affect their value. Stock options basically reflect increased shareholder value, however, and have no value to optionees unless the Corporation's stock price increases.

    The value to executives of the Corporation's other form of long-term incentives, shares of performance-based restricted stock, also reflects stock price. However, executives only receive ownership rights to restricted stock upon the Corporation's attainment of specific financial targets over a three-year period. The financial target for restricted stock grants in 1994 (with the exception of a single grant to Mr. Center, which does not include performance criteria) is based on a 3-year average return-on-equity, based on the Corporation's internally-calculated benchmarks for achieving its long-term Shareholder Value Goal.

    The Committee determined not to award any 1994 annual incentive payout for the Chief Executive Officer and the other named officers, with the exception of Mr. Staton, because the earnings per share achieved in 1994 by the Corporation and its principal subsidiary, UNUM Life Insurance Company of America, were below the thresholds for a payout. Mr. Staton received a payout on the portion of his incentive plan relating to the performance of Colonial Life & Accident Insurance Company based on that company's having achieved its business plan for 1994. For the three years ending in 1994, however, the Corporation did exceed the return-on-equity target allowing for a full restricted stock payout for this performance period. Therefore, all shares of the 1992-94 restricted stock grant were paid out to the named executives, including 9,500 shares in the case of the Chief Executive Officer. For purposes of this determination, the Committee exercised its discretion to adjust the calculation of the return earned by the Corporation to exclude unusual items which were not, in the Committee's view, representative of long-term performance. In particular, the charges recognized in 1994 in relation to the Corporation's non-cancellable individual disability business were not included in the return-on-equity calculation for that year. The Corporation's restricted stock program is designed to encourage the creation of long-term shareholder value. Therefore, the Committee determined that it would be inequitable and counter to the Corporation's compensation philosophy to reduce compensation under this program due to an action which subordinated short-term results to the long-term strategic positioning of the Corporation's business.

    As illustrated on the chart below, despite the recent decline in stock price, the Corporation's shareholders have benefited from management's actions through a total return over the past five years which exceeds that of the Corporation's peers.

Robert E. Dillon, Jr.             Donald W. Harward             Lawrence R. Pugh

                               PERFORMANCE GRAPH

    The graph below compares the cumulative total stockholder return on the Common Stock of the Corporation for the last five fiscal years with the cumulative total return on the S&P 500 and the Dow Jones Life Insurance Industry Index over the same period (assuming the investment of $100 in the Corporation's Common Stock, the S&P 500 and the Dow Jones Life Insurance Industry Index on December 31, 1989, and the reinvestment of all dividends).

                     COMPARISION OF CUMULATIVE TOTAL RETURN
   UNUM, the S&P 500, and the Dow Jones Life Insurance Industry Index ("Peer
                                    Index")
                      (assumes $100 invested at 12/31/89)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             UNUM      S&P 500   PEER INDEX
1989             100        100          100
1990              99         97           85
1991             174        126          127
1992             232        136          166
1993             233        150          165
1994             171        152          148

                             EXECUTIVE COMPENSATION

    The following Summary Compensation Table shows compensation paid for the fiscal years 1994, 1993 and 1992 by the Corporation, UNUM Life Insurance Company of America ("UNUM America") Colonial Companies, Inc. or Colonial Life & Accident Insurance Company ("Colonial"), wholly- owned subsidiaries of the Corporation, to the Chief Executive Officer and the other four most highly compensated executive officers of the Corporation.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG TERM
                                                               COMPENSATION AWARDS(2)
                                                             --------------------------
                                      ANNUAL COMPENSATION                    NUMBER OF         OTHER
                                      --------------------    RESTRICTED     SECURITIES   ---------------
NAME AND                                        INCENTIVE        STOCK       UNDERLYING      ALL OTHER
PRINCIPAL POSITION              YEAR   SALARY   PAYMENT(1)     AWARD(3)       OPTIONS     COMPENSATION(4)
- ------------------------------  ----  --------  ----------   -------------   ----------   ---------------
James F. Orr III..............  1994  $626,154   $      0       $388,125       31,500         $24,238
Chairman and CEO                1993  $606,154   $454,600       $390,500       30,000         $27,439
                                1992  $603,462   $543,100       $350,911       38,100         $27,276

Stephen B. Center.............  1994  $353,308   $      0       $596,150       11,650         $ 6,000
Executive Vice President        1993  $341,692   $212,300       $151,250       11,500         $ 8,994
                                1992  $338,077   $202,800       $140,364       15,200         $ 8,728

W. Francis Brennan............  1994  $297,500   $      0       $129,375       10,500         $ 6,000
Executive Vice President        1993  $286,077   $178,200       $129,250        9,900         $ 8,994
                                1992  $283,731   $170,200       $121,895       13,100         $ 8,728

Kevin P. O'Connell............  1994  $257,596   $      0       $ 75,038        6,000         $ 6,000
Senior Vice President           1993  $249,558   $120,600       $ 77,000        5,900         $ 8,994
UNUM America                    1992  $243,693   $127,900       $ 81,264        8,700         $ 8,728

Robert E. Staton..............  1994  $210,012   $ 33,077       $ 59,513        4,700         $17,537
Chairman                        1993  $190,008   $ 73,153       $ 82,294        6,000         $17,414
Colonial

- ------------
(1) Cash incentive payments for 1994, 1993 and 1992 performance have been listed in year earned, but were actually paid in the following fiscal year.
(2) Awards listed were granted pursuant to the Corporation's 1990 Long-Term Stock Incentive Plan.
(3) Except as noted below, the restrictions may lapse on from 50 percent to 100 percent of the shares represented by the Restricted Stock Awards shown for each named executive, provided that the Corporation attains targeted three-year financial goals and that the executive remains in the Corpora-tion's employ as provided in the 1990 Long-Term Stock Incentive Plan. No shares will be paid out if the Corporation fails to attain the threshold financial measure established by the Compensation Committee. In the case of Mr. Center, restrictions on awards totaling $451,250 of the total awards shown will lapse on January 6, 1998 provided that Mr. Center remains in the Corporation's employ. In the case of Mr. Brennan, the 1994 award shown was cancelled upon his December 31, 1994 retirement as an employee. The aggregate number and market value of shares of restricted stock held by the five named executives as of December 31, 1994 were as follows: Mr. Orr (24,100, $914,294), Mr. Center (19,350, $734,091), Mr. Brennan (5,650, $214,347),
     Mr. O'Connell (5,050, $191,584) and Mr. Staton (2,575, $97,689).
(4)  The stated amounts are the Corporation's matching contributions to the UNUM
     Employees Retirement Savings Plan and Trust or the Colonial Company's, Inc.
     Security Saver Plan and, in the case of Mr. Orr, insurance premiums paid by the Corporation with respect to term life insurance in the amounts of $18,238, $18,445 and $18,548 during 1994, 1993 and 1992, respectively; and
     in the case of Mr. Staton, insurance premiums paid by Colonial with respect to term life insurance in the amount of $12,917 during each year.

                       STOCK OPTION GRANTS IN FISCAL 1994

                            NUMBER OF
                            SECURITIES   % OF TOTAL OPTIONS                                     POTENTIAL REALIZED VALUE
                            UNDERLYING       GRANTED TO                                             AT EXPIRATION(2)
                             OPTIONS        EMPLOYEES IN         EXERCISE     EXPIRATION    ---------------------------------
NAME                        GRANTED(1)       FISCAL YEAR          PRICE          DATE       0%($)       5%($)        10%($)
- -------------------------   ----------   -------------------    ----------    ----------    ------    ----------   ----------
James F. Orr III.........      31,500           3.56%           $ 51.31         2/11/04     $0        $1,016,519   $2,575,967
Stephen B. Center........      11,650           1.32%           $ 51.31         2/11/04     $0        $  375,951   $  952,699
W. Francis Brennan.......      10,500           1.19%           $ 51.31         2/11/04     $0        $  338,840   $  858,656
Kevin P. O'Connell.......       6,000           0.68%           $ 51.31         2/11/04     $0        $  193,623   $  490,660
Robert E. Staton.........       4,700           0.53%           $ 51.31         2/11/04     $0        $  151,671   $  384,351

- ------------
(1) Options were granted on February 11, 1994, based on the fair market value on that date and became fully exercisable on February 11, 1995. Each optioned share was granted in tandem with a limited stock appreciation right entitling the optionee to receive the cash value of the option in the event of a change of control of the Corporation.

(2) Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the 10-year term. These numbers are calculated based on the requirements promulgated by the Commission and do not reflect the Corporation's estimate of future stock price growth.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1994
                           AND FISCAL YEAR-END VALUES

                                                                     NUMBER OF SECURITIES          VALUES OF UNEXERCISED
                                       SHARES                       UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS
                                      ACQUIRED                    OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR-END(1)
                                     ON EXERCISE       VALUE      --------------------------  -------------------------------
NAME                                 OF OPTIONS      REALIZED     EXERCISABLE  UNEXERCISABLE  EXERCISABLE     UNEXERCISABLE
- ----------------------------------  -------------  -------------  -----------  -------------  ------------  -----------------
James F. Orr III..................        0          $       0       168,100        31,500    $  1,469,616      $       0
Stephen B. Center.................        0          $       0        26,700        11,650    $     18,050      $       0
W. Francis Brennan................        0          $       0        23,000        10,500    $     15,556      $       0
Kevin P. O'Connell................        0          $       0        14,600         6,000    $     10,331      $       0
Robert E. Staton..................        0          $       0        22,200         4,700    $    193,534      $       0

- ------------
(1) Potential unrealized value is (i) the fair market value at December 31, 1994 ($37.9375 per share) less the option exercise price times (ii) the number of shares acquired on exercise of options.

                       OTHER AGREEMENTS AND TRANSACTIONS

    The Corporation has entered into severance agreements (the "UNUM Severance Agreements") with certain officers including Messrs. Orr, Center, Brennan and O'Connell, providing for payments and other benefits to the officer if, within two years after a Change in Control of the Corporation, as defined in the UNUM Severance Agreements, his or her employment is terminated (a) involuntarily other than for willful and continued failure by the officer to substantially perform his or her duties or willful conduct which is demonstrably and materially injurious to the employer; or (b) voluntarily by the officer, if for Good Reason as defined in the UNUM Severance Agreements. Under the UNUM Severance Agreements, an officer whose employment so terminates will receive, in addition to accrued salary and pro-rated incentive compensation, (1) a lump sum payment equal to three times the sum of his or her salary in effect at termination or immediately prior to the Change in Control, whichever is greater, plus three times the average of the annual incentive compensation awards received by the officer during the preceding three years; (2) a lump sum payment equal to the present value of the reduction in retirement payments resulting from the termination, assuming employment had continued for three additional years; and (3) continuation of life, disability, and accident and health insurance benefits for a maximum of three years, except to the extent that equivalent benefits are provided by a subsequent employer. In the event of a Potential Change in Control, as defined in the UNUM Severance Agreements, the Corporation is obligated to fund a trust in an amount sufficient to provide for all cash payments under such agreements.

    Colonial Companies, Inc. has entered into a severance agreement with Mr. Staton (the "Colonial Severance Agreement") providing for payments and other benefits to such officer if, within two years of a Change in Control of Colonial Companies, Inc., as defined in the Colonial Severance Agreement, his employment is terminated as a result of actual or constructive discharge for any reason or no reason (other than for Cause as defined in the Colonial Severance Agreement). Under the Colonial Severance Agreement, if Mr. Staton's employment were so terminated, he would receive a payment equal to the sum of (1) the amounts paid to him (in base salary and short-term incentive compensation) during the two full calendar years prior to the Change in Control and (2) the excise tax assessed against him under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code").

    During 1994, UNUM America paid $282,826 in fees for reinsurance pool management services to ERG Management Corporation, a corporation of which a majority stockholder is Thomas G. Brown, an executive officer of the Corporation.

                                  PENSION PLAN

    The following table illustrates the combined estimated annual benefits payable under the UNUM Employees Pension Plan and Trust (the "UNUM Pension Plan"), the Supplemental Retirement Plan (the "UNUM Supplemental Plan") and the Supplemental Executive Retirement Plan (the "UNUM SERP") upon normal retirement of participants with varying Final Average Earnings and years of credited service. The amounts are calculated on the basis of payments for the life of a participant who is 65 years of age. As of December 31, 1994, Messrs. Orr, Center and O'Connell had 8, 32 and 26 whole years of credited service. If each of the above were to continue their employment until age 65, their respective years of credited service would be 22, 41 and 43 for purposes of computing benefits. Mr. Brennan retired as an employee of the Corporation on December 31, 1994 at the age of 58. Under an agreement entered into in connection with his retirement, Mr. Brennan will receive an additional retirement benefit equating to the additional amount to which he would have been entitled had he attained the age of 60 at the time of his retirement.

                                                      ESTIMATED ANNUAL BENEFITS BY YEARS OF CREDITED SERVICE
         FINAL AVERAGE            ----------------------------------------------------------------------------------------------
            EARNINGS                  10          15          20          25          30          35          40          45
        ----------------          ----------  ----------  ----------  ----------  ----------  ----------  ----------  ----------
$    200,000  ..................  $   37,100  $   60,700  $   85,700  $   92,800  $  102,800  $  112,800  $  122,800  $  132,800
     300,000  ..................      60,700      98,200     135,700     142,800     157,800     172,800     187,800     202,800
     400,000  ..................      85,700     135,700     185,700     192,800     212,800     232,800     252,800     272,800
     500,000  ..................     110,700     173,200     235,700     242,800     267,800     292,800     317,800     342,800
     600,000  ..................     135,700     210,700     285,700     292,800     322,800     352,800     382,800     412,800
     700,000  ..................     160,700     248,200     335,700     342,800     377,800     412,800     447,800     482,800
     800,000  ..................     185,700     285,700     385,700     392,800     432,800     472,800     512,800     552,800
     900,000  ..................     210,700     323,200     435,700     442,800     487,800     532,800     577,800     622,800
   1,000,000  ..................     235,700     360,700     485,700     492,800     542,800     592,800     642,800     692,800
   1,100,000  ..................     260,700     398,200     535,700     542,800     597,800     652,800     707,800     762,800
   1,200,000  ..................     285,700     435,700     585,700     592,800     652,800     712,800     772,800     832,800

    Under the UNUM Pension Plan, retirement benefits are determined according to a formula based upon the number of years of credited service and the Final Average Earnings, minus 50 percent of the participant's Primary Social Security Amount. Final Average Earnings are defined as the average of basic earnings plus incentives for the five consecutive years in which earnings were the highest within the last 10 years of credited service. The Primary Social Security Amount is defined as the monthly benefit amount available to the participant as of the normal retirement date under the provisions of Title II of the Social Security Act in effect at the time of termination of employment. Accrued benefits are 100 percent vested after five years of service.

    The UNUM Supplemental Plan provides benefits equal to the difference between what the UNUM Pension Plan can pay per the maximums imposed by Sections 401(a)(17) and 415 of the Code, and what the UNUM Pension Plan would otherwise have paid pursuant to the benefit formula had these maximums not existed. All participants in the UNUM Pension Plan who retire or terminate after January 1, 1983 and are affected by the maximums are eligible to participate in the UNUM Supplemental Plan, including Messrs. Orr, Brennan, Center and O'Connell.

    The UNUM SERP provides benefits for certain executives, including Messrs. Orr, Brennan, Center and O'Connell, who have been designated to participate by the Corporation's board. The benefits equal 2.5 percent of the participant's Final Average Earnings for all years of credited service, up to a maximum of 20 years, less the sum of the participant's Primary Social Security Amount, benefits payable from the UNUM Supplemental Plan, and benefits payable from the UNUM Pension Plan.

    The following table illustrates the combined estimated annual benefits payable under the Colonial Life Pension Plan (the "Colonial Pension Plan") and the Colonial Life Supplemental Executive Retirement Plan (the "Colonial Supplemental Plan") for Mr. Staton with final average earnings as described below upon normal retirement under the plans. Amounts shown are straight life annuity amounts and are not reduced for Social Security benefits to be paid to Mr. Staton. As of December 31, 1994, Mr. Staton had 10 whole years of credited service. If he were to continue his employment until normal retirement, his years of credited service would be 27 for purposes of computing benefits.

                                                ESTIMATED ANNUAL BENEFITS BY YEARS OF CREDITED SERVICE
                FINAL AVERAGE                  --------------------------------------------------------
                   EARNINGS                       10         15          20          25          30
- ---------------------------------------------  ---------  ---------  ----------  ----------  ----------
$200,000.....................................  $  31,700  $  47,600  $   86,100  $  104,000  $  114,200
 300,000.....................................     31,700     47,600     131,100     156,000     174,200

    Under the Colonial Pension Plan, retirement benefits payable are determined according to a formula based upon the number of years of credited service and the final average earnings over the last 10 consecutive years of employment. Included in earnings is salary, certain bonuses and the amount of the employee's contribution to Colonial's 401(k) plan (the sum of which may not exceed $150,000 for 1994) under limitations of Section 401 of the Code. Accrued benefits are 100 percent vested after five years of service.

    The Colonial Supplemental Plan benefits are determined according to a formula based upon the number of years of credited service and the final average earnings over the last five consecutive years of employment. The benefit is reduced by any benefit payable from the Colonial Pension Plan. The Colonial Supplemental Plan provides benefits for executives as designated by the Colonial Board of Directors, including Mr. Staton. The Colonial Supplemental Plan is 100 percent vested to participants who meet certain requirements. If Mr. Staton were to continue his employment until normal retirement age, he will have met such requirements.

                    OFFICER AND DIRECTOR SECURITIES REPORTS

    Rule 14a-101 under the Exchange Act requires that late filings of beneficial statements be disclosed within a company's proxy statement. Based solely on its review of the copies of beneficial ownership statements received by it, or written representations from certain reporting persons that no beneficial ownership statements were required for those persons, the Corporation believes that all applicable beneficial ownership statements under Section 16(a) of the Exchange Act that were required to be filed by executive officers and directors of the Corporation in their personal capacities were filed in a timely manner, except with regard to the following exempt transactions. Rodney N. Hook, an executive officer of the Corporation, omitted disclosure of a 1994 grant of restricted stock and employee stock options under the Corporation's 1990 Long-Term Stock Incentive Plan. Mr. Averyt, a director, omitted disclosure in 1993 in two instances of automatic distributions of shares (as to which he disclaims beneficial ownership) from family trusts of which he was a trustee and omitted disclosure of an inter-family gift of shares in 1994. Both reporting persons have since reported these exempt transactions.

                           PROPOSALS OF STOCKHOLDERS

    In order for proposals of stockholders to be included in the proxy materials for presentation at the 1996 Annual Meeting of Stockholders, such proposals must be received by the Corporate Secretary no later than November 28, 1995.

                             ADDITIONAL INFORMATION

    The Corporation will bear the cost of soliciting proxies from its stockholders and will enlist the help of banks and brokerage houses in soliciting proxies from their customers. The Corporation will reimburse these institutions for out-of-pocket expenses. In addition to the use of the mails, proxies may be solicited personally or by telephone by the directors, officers and employees of the Corporation or its subsidiaries. The Corporation has engaged Georgeson & Company Inc. to assist in soliciting proxies for a fee of approximately $7,500 plus reasonable out-of-pocket expenses.

                                                 /S/ KEVIN J. TIERNEY
                                          KEVIN J. TIERNEY
                                          SECRETARY

/X/ PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.                              0606

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. IF OTHER MATTERS PROPERLY COME BEFORE THE MEETING, THE PROXIES WILL VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.


1.   Election of Directors.                       FOR  WITHHELD
     (mark only one)                              / /     / /

2.   Proposal to ratify the appointment of        FOR  WITHHELD  ABSTAIN
     Coopers & Lybrand as the independent         / /     / /      / /
     auditors of the Corporation.

     / /  I would like to attend UNUM
          Corporation's Annual Meeting of
          Stockholders on May 12, 1995.
          Please provide an admission ticket.

- --------------------     (INSTRUCTION: To withhold authority to vote for any
                         individual nominee write that nominee's name on the space provided to the left.)


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. WHEN SHARES ARE HELD BY JOINT TENANTS, EACH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.


- --------------------------------------------------

- --------------------------------------------------
SIGNATURE(S)                              DATE


- --------------------------------------------------------------------------------
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HAVE YOU TRIED . . .                                         [Logo - Lighthouse]
                                                                           UNUM.

                    SHAREHOLDER DIRECT[REGISTERED TRADEMARK]

                         1-800-UNM-FACT (1-800-866-3228)

                  AN INNOVATIVE ALTERNATIVE TO THE DISTRIBUTION
                  OF TRADITIONAL QUARTERLY SHAREHOLDER REPORTS

UNUM is pleased to offer shareholders this new 800# service including voice messages regarding:

     [Graphic - Telephone Handset] Earnings Releases

     [Graphic - Telephone Handset] Corporate Announcements

     [Graphic - Telephone Handset] Dividend Information

                                          and/or

     [Graphic - Telephone Handset] Hard copies of the above via fax or mail


INFORMATION AT YOUR FINGERTIPS!

[Graphic - Telephone]

1-800-UNM-FACT

(1-800-866-3228)


                 Shareholder Direct[REGISTERED TRADEMARK] is a
                      service of Direct Report Corporation

                                UNUM CORPORATION

P          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 12, 1995
R
     The undersigned hereby appoints as Proxies, James F. Orr III, Kevin J.
O Tierney, and Stephen B. Center, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as
X designated below, all the shares of Common Stock of UNUM Corporation held of record by the undersigned on March 14, 1995, at the Annual Meeting of
Y    Stockholders to be held on May 12, 1995, or any adjournment thereof.

     Election of Directors, Nominees:
     George J. Mitchell, Lawrence R. Pugh,
     Lois Dickson Rice and John W. Rowe.



YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, SEE REVERSE SIDE, BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXY COMMITTEE CANNOT VOTE YOUR SHARE UNLESS YOU SIGN AND RETURN THIS CARD.

SEE REVERSE SIDE

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